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                                                                    Exhibit 3.03


                            PLAN AND AGREEMENT OF MERGER

                                         OF

                                PHOENIX COLOR CORP.
                              (A NEW YORK CORPORATION)

                                        INTO

                               PHOENIX MERGER CORP.
                              (A DELAWARE CORPORATION)



     This Plan and Agreement of Merger provides for the merger of Phoenix Color Corp., a New York corporation, into Phoenix Merger Corp., a Delaware corporation, and the change of the name of Phoenix Merger Corp. to Phoenix Color Corp. This Plan and Agreement of Merger is entered into pursuant to the General Corporation Law of the State of Delaware and the Business Corporation Law of the State of New York.

     1.   IDENTITY OF CONSTITUENTS

          (a) The name of the corporation to be merged is Phoenix Color Corp., a New York corporation (hereinafter the "Merged Corporation"), incorporated on October 11, 1979.

          (b) The name of the surviving corporation is Phoenix Merger Corp., a Delaware corporation (hereinafter the "Surviving Corporation"), incorporated on January 17, 1996.


     2.   OUTSTANDING SHARES

          (a) As of the date hereof, the capital stock of the Merged Corporation consists of (i) Class A Common Stock, $.01 par value, of which 11,100 shares are issued and outstanding and


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3,460 shares are held in treasury, and (ii) Class B Common Stock, $.01 par value, of which 7,794 shares are issued and outstanding and 2,000 shares are held in treasury.

          (b) As of the date hereof, the capital stock of the Surviving Corporation consists of (i) Class A Common Stock, $.01 par value, of which one
(1) share is issued and outstanding and no shares are held in treasury, and (ii) Class B Common Stock, $.01 par value, of which no shares are issued and outstanding and no shares are held in treasury.


     3.   TERMS AND CONDITIONS OF MERGER

          (a) On the effective date of the merger, the Merged Corporation shall merge with and into the Surviving Corporation. From and after the effective date of merger, the Surviving Corporation shall continue to exist as a corporation under the laws of the State of Delaware, except that its name shall be changed to Phoenix Color Corp. as further set forth herein, and the Merged Corporation shall no longer exist.

          (b) After the effective date of the merger, and upon surrender of any certificates therefor, (i) each issued and outstanding share of Class A Common Stock of the Merged Corporation held by shareholders of the Merged Corporation shall be exchanged for one (1) share of Class A Common Stock of the Surviving Corporation, and (ii) each issued and outstanding share of Class B Common Stock of the Merged Corporation held by shareholders of the Merged Corporation shall be exchanged for one (1) share of Class B Common Stock of the Surviving Corporation. Any shares of Class A or Class B Common Stock of the Merged Corporation which are held in the treasury of the Merged Corporation as of the effective date of the merger will be exchanged for and replaced


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by a like number of shares of Class A and Class B Common Stock of the Surviving
Corporation, on a share-for-share basis.

          (c) Any share of Class A Common Stock of the Surviving Corporation owned by the Merged Corporation on the effective date of the merger, and all rights in respect thereof, shall cease to exist, the certificate therefor shall be cancelled and eliminated, and no shares of the Surviving Corporation shall be issued in exchange therefor.

          (d) This merger shall be consummated in accordance with the laws of the states of Delaware and New York.

          (e) Upon the effective date of the merger, the separate existence of the Merged Corporation shall cease and shall be merged, in accordance with the provisions of this Plan and Agreement of Merger, into the Surviving Corporation. The Surviving Corporation shall survive such merger and shall continue in existence and shall, without other actions or instruments of transfer (except as may be required by applicable law), succeed to and possess all privileges, immunities, powers and purposes of the Merged Corporation, and all rights and property of the Merged Corporation of any kind whatsoever, whether real or personal, tangible or intangible, defined or inchoate, including, without
limitation, all contractual rights, claims, causes of action,   and every other
conditional or unconditional right or privilege of the Merged Corporation, and every such privilege, immunity, power, purpose, right, property or other asset of the Merged Corporation shall vest in the Surviving Corporation without further act or deed. The Surviving Corporation shall assume, succeed to and be liable for all liabilities, obligations and penalties of the Merged Corporation of any and all kinds, including, without limitation, its contractual obligations. No liability or obligation due or to become due, or claim or demand for any cause existing against either


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of the Surviving Corporation or the Merged Corporation, or against any shareholder, officer or director thereof, shall be released or impaired by such merger. No action or proceeding, civil or criminal, then pending by or against either of such Corporations, or against any shareholder, officer or director thereof, shall abate or be discontinued by such merger, but may be enforced, prosecuted, settled or compromised as if such merger had not occurred, or, alternatively, the Surviving Corporation may be substituted in any such action in the place and stead of the Merged Corporation.

          (f) At the effective date of the merger, the Certificate of Incorporation of the Surviving Corporation shall continue to exist, except that such Certificate of Incorporation shall be amended to change the name of the Surviving Corporation to Phoenix Color Corp., which change shall be reflected in a Certificate of Ownership and Merger to filed pursuant to this Plan and Agreement of Merger.

          (g) The By-Laws of the Surviving Corporation, as they exist on the effective date of the merger, shall be and remain the By-Laws of the Surviving Corporation until they shall be altered, amended or repealed as provided therein.

          (h) The directors of the Merged Corporation immediately prior to the effective date of the merger shall be the directors of the Surviving Corporation until their respective successors are duly elected and qualified as set forth in the By-Laws of the Surviving Corporation, or as otherwise provided by law.

          (i) The officers of the Merged Corporation immediately prior to the effective date of the merger shall be the officers of the Surviving Corporation until their successors are duly elected and qualified in the manner provided in the By-Laws of the Surviving Corporation, or as otherwise provided by law.


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          (j)  The first annual meeting of the shareholders of the Surviving
Corporation held after the date when the merger becomes effective shall be the annual meeting provided or to be provided by the By-Laws thereof.

          (k) The first meeting of the Board of Directors of the Surviving Corporation to be held after the date when the merger shall become effective may be called or may convene in the manner provided in the By-Laws of the Surviving Corporation and may be held at the time and place specified in the notice of the meeting.

          (l) The Chairman or President, the Chief Financial Officer and the Secretary or Assistant Secretary of the Merged Corporation and the Surviving Corporation, respectively, are authorized and directed to execute Certificates of Ownership and Merger to effect the merger.

          (m) The officers of the Merged Corporation and the Surviving Corporation are authorized and directed to take any and all actions and to make, execute, deliver, file and record any and all instruments and documents necessary to effect any of the provisions of the merger pursuant to this Plan and Agreement of Merger.

          (n) If, at any time prior to the effective date of the merger, any events or circumstances occur which, in the opinion of a majority of the Board of Directors of either the Merged Corporation or the Surviving Corporation, renders it inadvisable to consummate the merger, this Plan and Agreement of Merger shall not become effective even though previously approved by the stockholders of either of the Merged Corporation or the Surviving Corporation. However, the filing of a Certificate of Ownership and Merger shall conclusively establish that no action to terminate this Plan of Merger has been taken by the Board of Directors of either of such Corporations.


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          (o)  The Surviving Corporation shall pay all the expenses of carrying this Plan and Agreement of Merger into effect and of accomplishing the merger.

          (p) For the convenience of the parties and to facilitate approval of this Plan and Agreement of Merger, any number of counterparts thereof may be executed, and each such executed counterpart shall be deemed to be an original instrument.


     4.  EFFECTIVE DATE

          The effective date of the merger shall be the date of filing of a certificate of merger in the state of incorporation of the Surviving Corporation.

     5.  POST-EFFECTIVE ACTIONS AND FURTHER ASSURANCES.

     If at any time after the effective date of the merger the Surviving Corporation shall consider that any further assurances, agreements, assignments, deeds or other acts are necessary or desirable to confirm or vest in the Surviving Corporation the ownership of any property or rights acquired or intended to be acquired by reason of or as a result of the merger, or to otherwise effectuate the purposes of this Plan and Agreement of Merger, the Surviving Corporation and its officers and directors are hereby authorized and directed to execute and deliver all such assurances, agreements, assignments and deeds and to take all actions necessary or desirable to carry out the purposes of this Plan and Agreement of Merger in the name and on behalf of the Merged Corporation and the Surviving Corporation, as the case may be.

          The foregoing Plan and Agreement of Merger, having been approved and adopted by resolution of the respective Boards of Directors of the Surviving Corporation and the Merged


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Corporation, and having been approved and adopted by the stockholders of each of such Corporations, is hereby executed in accordance with the laws of the State of Delaware and the State of New York this 26th day of January, 1996.

                                        PHOENIX COLOR CORP.
                                        (a New York Corporation)



                                        By: /s/ Louis LaSorsa
                                            ------------------------------------
                                             Louis LaSorsa,
                                             Chief Executive Officer


                                        By: /s/ Edward Lieberman
                                            ------------------------------------
                                             Edward Lieberman,
                                             Secretary

                                        PHOENIX MERGER CORP.
                                        (a Delaware Corporation)


                                        By: /s/ Louis LaSorsa
                                            ------------------------------------
                                             Louis LaSorsa,
                                             Chairman and Chief Executive
                                             Officer


                                        By: /s/ Edward Lieberman
                                            ------------------------------------
                                             Edward Lieberman,
                                             Secretary


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